FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2001

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------------

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________________________________________________

MISSOURI DEVELOPMENT COMPANY, INC.

__________________________________________________________________

(Name of Small Business Issuer in Its Charter)

NEVADA	6500	74-3018449
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7500 College Boulevard	7500 College Boulevard
Suite 900	Suite 900
Overland Park, Kansas 66210	Overland Park, Kansas 66210
(816) 520-7111

________________________________           _________________________________

(Address and Telephone	(Address of Principal Place
Number of Principal or	of Business or Intended Principal
Executive Offices)	Place of Business)

MAJOR HAMMETT, II

PRESIDENT

MISSOURI DEVELOPMENT COMPANY, INC.

7500 College Boulevard, Suite 900

OVERLAND PARK, KANSAS 66215

(816) 520-7111

__________________________________________________________________

(Name, Address and Telephone Number of Agent for Service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL

COMMUNICATIONS TO:

TROY D. RENKEMEYER, ESQ.

RENKEMEYER, CAMPBELL, GOSE & WEAVER, LLP
LIGHTON PLAZA TOWER

7500 COLLEGE BLVD., SUITE 900

OVERLAND PARK, KANSAS 66210

__________________________________________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this

registration statement.

__________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

__________________________________________________________________

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF EACH	DOLLAR	MAXIMUM	MAXIMUM
CLASS OF	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
SECURITIES TO	TO BE	PRICE	OFFERING	REGISTRATION
BE REGISTERED	REGISTERED	PER SHARE	PRICE	FEE
Common Stock, Par value $0.001/share	$300,000	$1.00	$300,000	$75.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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MISSOURI DEVELOPMENT COMPANY, INC.

CROSS REFERENCE SHEET

BETWEEN ITEMS IN PART I OF FORM SB-2 AND THE PROSPECTUS

ITEM NO.	LOCATION IN PROSPECTUS

1. Front of Registration Statement and Outside Front Cover of Prospectus	Facing Page; Cross Reference Sheet; Outside Cover Page
2. Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3. Summary Information and Risk Factors	Facing Page; Prospectus Summary; Risk Factors
4. Use of Proceeds	Prospectus Summary; Use of Proceeds
5. Determination of Offering Price	Risk Factors; Terms of the Offering
6. Dilution	Risk Factors; Dilution
7. Selling Security Holders	*
8. Plan of Distribution	Terms of the Offering
9. Legal Proceedings	Business
10. Directors, Executive Officers, Promoters and Control Persons	Management
11. Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
12. Description of Securities	Description of Capital Stock; Dividend Policy
13. Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Description of Capital Stock
15. Organization within Last Five Years	Business
16. Description of Business	Business
17. Management’s Discussion and Analysis or Plan of Operation	Management’s Plan of Operation
18. Description of Property	Business
19. Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20. Market for Common Equity and Related Shareholder Matters	Risk Factors; Shares Eligible for Future Sale
21. Executive Compensation	Management
22. Financial Statements	Financial Statements
23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	*

*  Omitted because answer is negative or item is not applicable.

300,000 SHARES

MISSOURI DEVELOPMENT COMPANY, INC.

COMMON STOCK

(PAR VALUE $0.001 PER SHARE)

Missouri Development Company, Inc. (the "Company" or "MDC") is offering (the "Offering") hereby 300,000 shares of its common stock (the "Common Stock"). Prior to the Offering, there has been no public market for the Common Stock. For factors to be considered in determining the initial public offering price see “RISK FACTORS” and "TERMS OF THE OFFERING." The Offering is being made directly by the Company.

Upon completion of the Offering, the present directors, executive officers and principal shareholders of the Company will beneficially own approximately 25.9% of the outstanding Common Stock. See "RISK FACTORS."

THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 3 HEREOF.

---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES

COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION

OR ANY STATE SECURITIES COMMISSION PASSED UPON THE

ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY

REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.

	INITIAL PUBLIC OFFERING PRICE	UNDERWRITING DISCOUNT(1)	PROCEEDS TO COMPANY(2)
Per Share	$1.00	$0.00	$1.00
Total	$300,000.00	$0.00	$300,000.00

(1) The Common Stock is being offered directly by the Company. This offering is not underwritten. No sales commission will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. The Offering will terminate one year after the effective date of this Prospectus. In the Company's sole discretion, the Offering may be extended from time to time, but in no event later than one (1) year from the date of this Prospectus. There is no minimum offering amount and no escrow account.  Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING--Plan of Distribution”.

(2) Before deducting estimated expenses of $5,000 payable by the Company.

------------------------

THE DATE OF THIS PROSPECTUS IS DECEMBER 4, 2001.

AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933 with respect to the Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The reports and other information filed by the Company may be inspected and copied at prescribed rates at the public reference facilities of the Commission in Washington, D.C. and can be reached through the SEC at (202) 942-8090. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, and at the Commission's Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. However, the Company believes that all material provisions relevant to potential investors have been discussed in the Prospectus.  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (including the Company). The address of this Web site is http://www.sec.gov.

The Company intends to furnish to its shareholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, the Company may furnish to shareholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year-end is December 31.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY INCLUDE CHIPMAN DEVELOPMENT, LLC ("CHIPMAN"), WHICH IS A MAJORITY-OWNED SUBSIDIARY OF THE COMPANY.

THE COMPANY

The Company was formed on August 25, 2001 and was incorporated in the State of Nevada.  We are a development stage company engaged in the real estate business. We have not conducted any active business operations as of the date of this prospectus. We plan to buy, sell and develop properties which are currently either undeveloped or income producing.  As of the date of this prospectus, the Company’s 51%-owned subsidiary, Chipman Development, LLC, has entered into a real estate purchase contract to acquire approximately 4.5 acres of real estate located in Lee’s Summit, Missouri, which is a suburb of Kansas City, Missouri.  Management’s plan is to develop this property into approximately 50,000 square feet of rentable space in three new commercial buildings.  The purchase price of the real estate is approximately $590,000 and current estimates of the development costs for the buildings totals $3,000,000. The Company plans to utilize a combination of mortgage debt and proceeds of the offering to fund the purchase and development of this property.

Initial plans are to complete the purchase of real estate upon completion of the Offering and begin development on the first building containing approximately 12,000 square feet of rentable space shortly thereafter. The Company plans to seek other opportunities to buy, sell and develop properties which are currently either undeveloped or income producing in and around the Kansas City, Missouri metropolitan area.

The types of properties we expect to acquire include developed and undeveloped commercial properties. Such commercial properties will include office and retail space in developed areas. Undeveloped properties will be sought in developing areas. Initially, we will seek properties located in and around the greater Kansas City, Missouri metropolitan area. Ultimately, we will seek properties located on the rest of the Missouri and Kansas and the balance of the continental United States.  The estimated range of values for our properties is from $100,000 to $5,000,000. However, we have no current formal or informal commitments, plans, agreements or understandings to acquire other properties.

We have executive offices at 7500 College Boulevard, Suite 900, Overland Park, Kansas 66210 and our telephone number is (816) 520-7111.

THE OFFERING

Common Stock Offered
in the Offering	300,000 shares

Common Stock Outstanding
After the Offering	405,000 shares

Use of Proceeds	After deducting expenses associated with
this Offering, the net proceeds of the
Offering will be approximately $295,000.
Such proceeds will be used to acquire
approximately 4.5 acres of undeveloped land currently under a purchase contract. Any remaining proceeds will be used for general corporate
Purposes. See “USE OF PROCEEDS”.

RISK FACTORS

IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, THE

FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE

COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED

BY THIS PROSPECTUS.

WE HAVE NO OPERATING HISTORY. WE MAY NOT BE ABLE TO DEVELOP ANY BUSINESS OPERATIONS.

We have not commenced any active business or operations as of the date of this prospectus other than our 51% owned subsidiary entering into a purchase contract to acquire approximately 4.5 acres of undeveloped land in Lee’s Summit, Missouri.  We intend to acquire the Lee’s Summit property, other income producing properties and undeveloped properties and pay for these properties with a combination of the proceeds of this offering, issuances of our common stock and borrowed funds secured by the properties acquired. The Company may never be successful in establishing profitable operations, which frequently occurs with new business ventures. Therefore an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk. See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

WE MAY NOT BE ABLE TO COMPLETE THE ACQUISITION OF THE LEE’S SUMMIT PROPERTY. WE MAY NOT BE ABLE TO DEVELOP ANY BUSINESS OPERATIONS.

We may not be able to complete the acquisition of the Lee’s Summit property.  Even if we are able to complete the acquisition, we may not be able to arrange the financing necessary to develop the property.  In this event, we may not be able to commence any meaningful business operations or activities.  As a result, our business may fail and investors may lose their entire investment. See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

WE MAY NOT BE ABLE TO FIND SUITABLE PROPERTIES OR OBTAIN FINANCING FOR SUITABLE PROPERTIES. WE MAY NOT BE ABLE TO DEVELOP ANY BUSINESS OPERATIONS.

We may not be able to find other suitable properties for acquisition.  Even if other suitable properties are found, we may not be able to arrange the financing necessary to acquire such properties.  In this event, we will not be able to commence any meaningful business operations or activities.  As a result, our business may fail and investors may lose their entire investment. See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

INVESTORS MAY NOT PAY “FAIR VALUE” FOR THEIR STOCK BECAUSE THE OFFERING IS NOT UNDERWRITTEN AND IS NOT SUBJECT TO INDEPENDENT VERIFICATION OR VALUATION.

The Company has not engaged an underwriter with respect to this offering.  Therefore, the offering price per share has not been subject to independent valuation and verification and there will be no one to make a market for the stock.  As a result, the offering price may not represent a fair value for the underlying securities and investors may not be able to sell their stock in a timely manner and/or they may sustain a loss when they sell their stock.  See “PLAN OF DISTRIBUTION”, “DETERMINATION OF OFFERING PRICE” and “SHARES ELIGIBLE FOR FUTURE SALE”.

THE COMPANY IS DEPENDANT ON FUNDS RAISED FROM THE OFFERING TO REPAY ITS DEBTS.

The Company may not be able to pay its debts as they become due if the offering is not completed in a timely manner or is only partially completed, which may result in failure of our business or a change in our business strategy. Therefore an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk.  The proceeds of this offering are intended to provide a portion of the funds to complete the acquisition of the Lee’s Summit property as well as to fund other real estate acquisitions.   See “USE OF PROCEEDS” and "TERMS OF THE OFFERING."

WE MAY NOT HAVE THE RESOURCES TO COMPETE IN OUR PRIMARY MARKET.

The commercial real estate industry is highly competitive, and we will compete with substantially larger companies for the acquisition, development and operation of properties. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may be a significant impediment to the development of our business. See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

WE ARE NOT ABLE TO COMPLETE THE ACQUISITION, DEVELOPMENT OR SALE OF THE LEE’S SUMMIT, MISSOURI PROPERTY WITHOUT THE AGREEMENT AND FUNDING FROM OUR MINORITY INTEREST HOLDERS IN OUR SUBSIDIARY.

We own a 51% membership interest in Chipman Development, LLC which has entered into a contract to purchase the Lee’s Summit, Missouri property. Even if we are successful in raising money to close on the purchase contract, we will not be able to take any action regarding this property, such as to develop or sell it without the agreement and funding from the owners of the other 49% interest.  The co-owners will be responsible for funding 49% of the purchase price or approximately $290,000 in order to close on the Lee’s Summit, Missouri property.  The co-owners of the property may not agree with us on future development plans or be able to raise the funds necessary in relation to their 49% ownership interest.  In this case the property will remain undeveloped until an agreement is reached and/or funding is obtained.

The market value of our 51% interest in Chipman may also be adversely affected by the need for all of the owners to agree on any proposed use of the property.   A buyer of our interest would not be able to develop or sell the property on its own.  A sale of our interest at appropriate values would be made more difficult because of this restriction.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN THE REAL ESTATE INDUSTRY.

Our chairman, president and chief executive officer, Major Hammett II, has limited experience in the real estate industry.  He has only minimal prior experience in the development of unimproved properties and the management of income-producing properties.  As a result, our management team may not be able to successfully develop or manage our business. As a result, our business may fail and investors may lose their entire investment. See “MANAGEMENT”.

THERE ARE SPECIFIC AND DIFFERENT RISKS FOR EACH OF THE TYPES OF REAL ESTATE ACQUISITIONS IN WHICH WE INTEND TO ENGAGE.

We intend to engage in a variety of real estate acquisitions.  Each of these acquisitions pose specific risks to us.

We plan on directly owning improved real estate.  As owner we are subject to all the risks of real estate ownership including:

- risk of finding suitable tenants

- risk of non-payment of rent or other default

- risk of operating expenses increasing more rapidly than rental income

- risk of changes in the neighborhood of a property causing a loss of value

- risk of uninsured loss

- risk of low occupancy of residential or commercial properties

We also may acquire partial interests in real estate.   In these situations, in addition to the risks of real estate ownership, we will be subject to the risk of other companies managing our property with us.  We may not agree with the proposed manner in which such a property is to be managed by others.

We also plan to purchase undeveloped property for resale or development. There is a risk that we may acquire such a property and lack the funds to develop it.  If we are unable to develop it, we may be unable to sell it and will be responsible for paying the carrying costs of such property.  Even if we successfully develop property, there is the risk of not being able to rent or sell it for suitable amounts or to have it occupied at suitable levels. See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

OUR DEBT LEVEL MAY HAVE A NEGATIVE IMPACT ON OUR INCOME AND ASSET VALUE.

We will likely incur indebtedness in connection with the acquisition of properties.  As a result of our use of debt, we will be subject to the risks normally associated with debt financing.  If we are unable to meet mortgage payments, the mortgaged property could be transferred to the mortgagee with a consequent loss of income and asset value.

We do not have any policy limit in our governing documents or otherwise on the incurrence of debt.  We may borrow as much as possible against each property owned by us.  The absence of any limit on our borrowing may lead to losses on a highly leveraged property if the cash flow from such property declines.  We would remain obligated to service the debt and could suffer losses or the forfeiture of the property if we defaulted in our debt payments. See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

OUR CHIEF EXECUTIVE OFFICER WILL NOT DEVOTE HIS FULL TIME TO OUR COMPANY

Mr. Hammett may not be able or willing to devote a sufficient amount of time to Company business operations, which could adversely affect our business strategy and the overall growth of our business. Mr. Hammett has other business interests, to which he devotes a portion of his time and efforts.  Currently, Mr. Hammett spends approximately 25% of his time on MDC matters. See “MANAGEMENT”.

LOSS OF OUR CHIEF EXECUTIVE OFFICER AND PRESIDENT COULD CAUSE OUR BUSINESS TO FAIL.

The loss of services from Mr. Hammett would have a substantial and immediate negative impact on our Company and its potential success.  The Company is highly dependent on the abilities and continued service of Mr. Hammett. There is no employment agreement with Mr. Hammett nor does the Company have in place "key man" life insurance policies covering the life of Mr. Hammett. See "MANAGEMENT."

OUR CHIEF EXECUTIVE OFFICER MAY HAVE CONFLICTS OF INTERESTS WITH OUR PUBLIC SHAREHOLDERS IN THE CONDUCT OF OUR BUSINESS.

Mr. Hammett has potential conflicts of interest with our Company as he is a 24% minority interest holder in our subsidiary, Chipman Development, LLC. Therefore, Mr. Hammett potentially could make investment and development decisions that benefits his minority interest to the detriment of our Company.  A similar conflict would exist if we entered into negotiations to sell our interest in Chipman Development, LLC or any properties that it owns. See “MANAGEMENT” and “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”.

THERE IS LIMITED LIQUIDITY IN REAL ESTATE INVESTMENTS. WE MAY NOT BE ABLE TO SELL OUR REAL ESTATE INVESTMENTS.

Real estate investments are relatively illiquid.  Our ability to vary our portfolio in response to changes in economic and other conditions will be limited.  We may not be able to ascertain whether we will be able to dispose of an investment when we find disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of our investment.  See “BUSINESS” and “MANAGEMENT’S PLAN OF OPERATION”.

UNINSURED AND UNDERINSURED LOSSES COULD RESULT IN LOSS OF VALUE OF OUR PROPERTIES.

We may incur significant uninsured and/or underinsured losses that may cause our business to fail.  We intend to obtain comprehensive insurance on any developed property we may acquire, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or are not economically insurable, as to which our properties may be at risk in their particular locales.  Inflation, changes in codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a facility after it has been damaged or destroyed.  See “BUSINESS”.

WE MAY SUFFER ENVIRONMENTAL LIABILITIES.

We may incur substantial liabilities due to various environmental laws for the costs of removal or remediation of hazardous or toxic substances including, without limitation, asbestos-containing materials that are located on or under our properties which may cause our business to fail. These laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of those substances. See “BUSINESS”.

INVESTORS WILL NOT RECEIVE CASH DIVIDENDS IN THE FORESEEABLE FUTURE

Investors should not expect to receive cash dividends as the Company intends to retain all of its earnings for current operations and future expansion of its business. The Company does not anticipate paying cash dividends on its Common Stock at any time in the foreseeable future. See "DIVIDEND POLICY."

THE MARKET VALUE OF SHARES PURCHASED BY INVESTORS COULD BE NEGATIVELY IMPACTED BY OTHER SHARES ELIGIBLE FOR FUTURE SALE

The market value of shares purchased by investors will be impacted by currently outstanding shares, which are eligible to be sold.   A substantial number of shares of Common Stock already outstanding are or will be eligible for future sale in the public market at prescribed times pursuant to applicable securities rules. Sales of such shares in the public market, or the perception that such sales may occur, could adversely affect the market price of the Company’s Common Stock.  Investor’s may sustain a loss on their investment if they sell their shares when the public market is affected by the sale of these shares or perception that these other shares may be sold.  See “SHARES ELIGIBLE FOR FUTURE SALE”.

INVESTORS WILL SUSTAIN AN IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE PER SHARE OF THEIR STOCK

The initial public offering price is substantially higher than the book value per share of the Company’s Common Stock. Accordingly, purchasers of the Company’s Common Stock offered hereby would experience immediate and substantial dilution of $0.272 in tangible book value per share of the Common Stock. See "DILUTION” and “DETERMINATION OF OFFERING PRICE."

THE COMPANY’S EXISTING SHAREHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING SHAREHOLDER APPROVAL

Investors may not be able to control the election of the Board of Directors or other matters requiring shareholder approval.  The existing shareholders of the Company, upon completion of the Offering, will, in the aggregate, beneficially own approximately 25.9% of the outstanding shares of Common Stock. As a result, effectively, these persons would be able to influence the election of a majority of the Board of Directors and therefore to control the outcome of virtually all other matters requiring shareholder approval. In addition, such voting concentration may have the effect of delaying or preventing a change in control of the Company. See "DESCRIPTION OF CAPITAL STOCK", and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

INVESTORS MAY FIND IT DIFFICULT TO DISPOSE OF AND OBTAIN ACCURATE QUOTATIONS FOR THEIR SHARES

An investor would likely find it difficult to dispose of or to obtain accurate quotations as to the value of the Common Stock offered hereby. Prior to the Offering, there has been no public market for the Common Stock and we cannot predict whether an active public market for the Common Stock will develop or be sustained subsequent to the offering. The Company does not intend to list the Common Stock on any national securities exchange or to apply for quotation on either the Nasdaq Stock Market or the Nasdaq Small Cap Stock Market. Trading in the Common Stock may be conducted in the over-the-counter (the "OTC") market in the so-called "pink sheets" or the "OTC Bulletin Board" service. Even if an active public market were to develop, the market for our stock may include significant price and volume fluctuations that may or may not be related to the operating performance of the Company.   As a result, an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk. See “SHARES ELIGIBLE FOR FUTURE SALE” and “PLAN OF DISTRIBUTION”.

FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS IN THE FUTURE COULD DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED, IN THE SECTIONS CAPTIONED “RISK FACTORS” "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

USE OF PROCEEDS

The following table sets forth the intended use of the proceeds of this Offering, assuming the sale of all 300,000 shares of Common Stock offered hereby at an initial offering price of $1.00 per share.

		PERCENTAGE OF
		TOTAL
DESCRIPTION	AMOUNT	OFFERING
---------------------------------------	-------------	-------------

Acquisition of undeveloped property (1)	$ 295,000	98.00%
Expenses of offering (2)	5,000	2.00%
Working capital and general corporate purposes (3)	-	0.00%
	----------	---------
Total	$ 300,000	100.00%
	==========	=========

(1) The Company will contribute such amounts to its 51% owned subsidiary, Chipman Development, LLC.  Chipman will then utilize such funds and funds contributed by the minority interest holders to complete the purchase of approximately 4.5 acres of undeveloped land in Lee’s Summit, Missouri.

(2) The expenses of the offering are estimated to be $5,000, which includes filing fees, transfer agent fees and expenses, legal fees and expenses, accounting fees and expenses, printing and engraving expenses.

(3) Remaining proceeds, if any, will be for working capital and general corporate uses.  Such expenditures would include office supplies, professional services, administration, business-related travel and entertainment expenses, telephone services, and postage.

DIVIDEND POLICY

The Company currently intends to retain earnings to finance the growth and development of its business and for working capital and general corporate purposes, and does not anticipate paying cash dividends on the Common Stock for the foreseeable future. Any payment of dividends will be at the discretion of the Board of Directors and will depend upon earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends and other factors. See "MANAGEMENT'S PLAN OF OPERATION."

DILUTION

The net tangible book value of the Company as of October 20, 2001 was a deficit of approximately $ 340, or ($0.001) per share of Common Stock. Pro forma net tangible book value per share is equal to the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 300,000 shares offered hereby at an assumed initial public offering price of $1.00 per share and the application of the net proceeds there from, the pro forma net tangible book value of the Company at October 20, 2001 would have been $294,660, or $0.728 per share. This represents an immediate increase in such proforma net tangible book value of $0.729 per share to existing shareholders and an immediate dilution of $0.272 per share to new investors purchasing shares at the initial public offering price, as illustrated in the following table:

Assumed initial public offering
price per share		$ 1.00
Net tangible book value per
share as of October 20,2001	(0.001)
Increase per share attributable
to new investors	0.729
	------
Pro forma net tangible book
value per share as of October 20,
2001, after this Offering	0.728
	------
Dilution per share to
new investors		$ 0.272
		======

The following table summarizes, on a pro forma basis as of October 20, 2001, the number of shares purchased from the Company, the total cash consideration paid and the average cash price per share paid by the existing shareholders and the new investors (before deducting the estimated offering expenses to be paid by the Company):

SHARES PURCHASED	TOTAL CONSIDERATION	AVERAGE
------------------	-------------------	PRICE PER
	NUMBER	PERCENT	AMOUNT	PERCENT	SHARE
	---------	---------	------------	--------	----------
Existing
Shareholders	105,000	25.9%	$ 105	0.03%	$ 0.01
New investors	300,000	74.1%	300,000	99.97%	1.00
	---------	---------	------------	---------	-----------
Total	405,000	100.0%	$ 300,105	100.00%	$ .741
	=========	=========	============	=========	===========

BUSINESS

Organization And History--We were formed on August 25, 2001, and incorporated pursuant to the Nevada General Corporation Law (the "NGCL"). We were formed with the stated purpose of conducting any lawful business activity. However, our purpose is to engage in the real estate business.

We are considered a development stage company.  To date, our activities have consisted of start up and organizational activities and the development of our business plan.

We have a 51% membership interest in Chipman Development, LLC. The Company, together with two other investors, formed Chipman for the purpose of entering into a purchase contract to acquire approximately 4.5 acres of undeveloped land in Lee’s Summit, Missouri, a suburb of Kansas City, Missouri, for cash consideration of approximately $590,000. The seller of this real estate is not affiliated in any way with the Company, its shareholders or management or affiliates thereof. The Company intends to utilize the Offering proceeds, together with the minority interest holder’s capital contribution, to fund the purchase of the acquisition.  However, management may attempt to utilize debt financing to leverage the purchase of the undeveloped land and would then utilize the proceeds of the offering for other real estate investments.

Management’s plan is to develop this property into approximately 50,000 square feet of rentable space in three new commercial buildings. The purchase price of the real estate is approximately $590,000 and current estimates of the development costs for the buildings totals $3,000,000. Initial plans are to complete the purchase of real estate upon completion of the Offering and begin development on the first building containing approximately 12,000 square feet of rentable space shortly thereafter. The Company anticipates that it will seek debt financing to fund the development of this property and utilize the land as collateral for the loan.  The Company currently has no loan commitments, agreements or other arrangements to finance the development of this property.

We have no recent operating history and no representation is made, nor is any intended, that we will be able to carry on future business activities successfully.  We may not have the ability to acquire property that will be of material value to us.  Management plans to investigate, research and, if justified, attempt to acquire properties.  We currently have no commitment or arrangement, written or oral, to participate in any property acquisition, other than the Lee’s Summit, Missouri project, and management cannot predict the nature of any potential property acquisition it may ultimately consider.  Management will have broad discretion in its search and negotiations for any property acquisition.

Real estate investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the properties held by the entity in which the investment is made. If we acquire properties and they do not generate sufficient operating cash flow to meet operating expenses, including debt service, capital expenditures and tenant improvements, our income will be adversely affected. Income from properties may be adversely affected by the general economic climate, local conditions, the attractiveness of properties to tenants, zoning or other regulatory restrictions, competition from other available buildings, and our inability to control certain operating costs, including site maintenance, insurance premiums and real estate taxes. Income from properties and real estate values also are affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

Types of properties we will acquire--We intend to acquire the following types of properties:

Commercial:  We will seek office buildings and retail stores for acquisition as commercial properties.  We will seek properties in commercially developed areas, such as industrial parks and downtown urban centers. We will initially seek properties located in the greater Kansas City, Missouri area or the states of Missouri and Kansas, and may expand to other areas later.  The estimated range of value for our commercial properties will be $250,000 to $5,000,000 per project.

Undeveloped Properties:  We will seek undeveloped property for resale or development.  We will seek parcels, which are in developed or developing areas and will be likely candidates for future development.  These properties will be sought primarily in the greater Kansas City, Missouri area.  The estimated range of value for our undeveloped properties will be $100,000 to $1,000,000 per project.

Our Business Policies with Respect to Acquiring and Financing Properties--The following is a discussion of our business policies with respect to acquisition, development, financing and certain other activities.  Our policies were determined by our Board of Directors and, although the Board currently does not contemplate any changes to the policies, the Board may change these policies without a vote or other approval of stockholders.

Acquisition and Development Policies--Our business and growth strategies are designed to maximize total return to stockholders over the medium term of approximately one to three years and the long term of more than three years. Our current policies contemplate the possibility of (1) direct ownership of income producing real estate properties, including ownership through wholly-owned subsidiaries, (2) acquisition of unimproved property for development or resale, and (3) direct ownership of income producing policies through majority-owned subsidiaries. Generally, we intend to hold our properties for the long-term. However, we may sell properties when we believe the economic benefits to our stockholders warrant such action. Our policy will be to acquire assets primarily for possible capital gain.

Although we have no formal plan as to the allocation of assets among our investments, we generally intend after startup to limit investment in a single property to a maximum of 50% of our total assets. We expect to fund future development and acquisitions utilizing funds from this offering and future offerings of our securities, issuances of our equity securities, sale or exchange of existing properties, borrowed funds and retained cash flow.  We believe our capital structure is advantageous because it permits us to acquire additional properties by issuing equity securities in whole or in part as consideration for the acquired properties, and our equity securities will be our primary consideration for acquisition during our startup phase.

We intend to locate suitable properties through the use of licensed real estate brokers who will be advised of our requirements.  It is anticipated that the sellers of the properties will pay any broker commissions or fees relating to the sale of properties to us.

Financing Policies--We intend to make additional investments in properties and may incur indebtedness to make those investments. We have no limitation on the number or amount of secured indebtedness or mortgages that may be placed on any one of our properties.

Secured indebtedness incurred by us may be in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, or financing from banks, institutional investors or other lenders.  This indebtedness may be recourse to all or any part of our assets, or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by us may be used for refinancing existing indebtedness, for financing development and acquisition of properties, for the payment of dividends and for working capital.

We may incur indebtedness in connection with the acquisition of properties.  As a result of our use of debt, we will be subject to the risks normally associated with debt financing.  The required payments on mortgages and on other indebtedness are not reduced if the economic performance of any property declines. If any such decline occurs, our ability to make debt service payments would be adversely affected. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, that property could be transferred to the mortgagee with a consequent loss of income and asset value.

We do not have any policy limit in our governing documents or otherwise on the incurrence of debt.  We may borrow as much as possible against each property owned by us.  The absence of any limit on our borrowing may lead to losses on a highly leveraged property if the cash flow from such property declines.  We would remain obligated to service the debt and could suffer losses or the forfeiture of the property if we defaulted in our debt payments.

If the Board determines to raise additional equity capital, the Board has the authority, generally without stockholder approval, to issue additional common stock, preferred stock or other of our capital stock in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Existing stockholders have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a stockholder's investment in us.

Environmental matters--Under various federal, state and local laws and regulations, an owner or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances on that property. These laws often impose such liability regardless of whether the owner caused or knew of the presence of hazardous or toxic substances and regardless of whether the storage of those substances was in violation of a tenant's lease.  Furthermore, the costs of remediation or removal of those substances may be substantial, and the presence of hazardous or toxic substances, or the failure to promptly remediate those substances, may adversely effect the owner's ability to sell the property or to borrow money using the property as collateral. In connection with the ownership and operation of any property we may acquire, we may be potentially liable for such costs.

We intend to obtain an environmental assessment of any property we may acquire.

Nevertheless, it is possible that our assessments will not reveal all potential environmental liabilities.

Competition--The acquisition of income producing and undeveloped properties will involve competition from different companies.  In both situations our competition will be substantially larger and better capitalized than us. Sellers of properties will try to obtain the best terms and price for their properties and our competition may be in a position to provide better terms and price than us.

Employees--As of the date hereof, we do not have any employees and have no plans for retaining employees until such time as our business warrants the expense.  We may find it necessary to periodically hire part-time clerical help on an as-needed basis.  Major Hammett, our Chief Executive Officer has agreed to provide office space, clerical assistance and administrative services to us for no consideration for a period of twelve months commencing on the effective date of this prospectus.  The agreement will continue on a month-to-month basis unless terminated by Mr. Hammett or us.

Insurance related matters--We intend to obtain comprehensive insurance on any developed property we may acquire, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or are not economically insurable, as to which our properties may be at risk in their particular locales.  Our management will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to requiring appropriate insurance on our investments at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of our lost investment. Inflation, changes in codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a facility after it has been damaged or destroyed.

Governmental regulations--Apart from regulations pertaining to real estate laws, the Company's management does not believe that governmental regulation will have a significant effect upon the Company's operations.

Legal proceedings--There are no legal proceedings, pending or threatened, to which the Company is a party.

MANAGEMENT’S PLAN OF OPERATION

We are considered a development stage company with no operations or income since inception.  Our plan of operation for the next twelve months includes the following elements:

Raising capital-- we hope to raise $300,000 from the anticipated proceeds of this Offering.  We may find it difficult to raise this amount from this offering, because we are a development stage company with a lack to date of business activity.  We may also find it difficult to raise capital from this Offering because this is a direct offering and no underwriter or broker/dealer will be involved in selling efforts.  Provided that we raise the amount expected from the Offering, we believe we can commence operations on a limited scale for at least twelve months and complete the acquisition and begin development of the Lee’s Summit, Missouri property.  The Company will seek debt financing to fund the development costs of the Lee’s Summit property.  In addition, management will attempt to finance the purchase price of the undeveloped land in order to conserve cash generated from the Offering. We will need to raise additional funds from other sources to expand operations beyond the Lee’s Summit project.

Acquiring properties-- we intend to notify real estate brokers operating in geographical areas of interest to us that we are interested in acquiring suitable developed or undeveloped properties.  When appropriate properties are identified, we will negotiate for an acceptable purchase price and terms.  As consideration for any acquisition, we would use our capital, our equity and borrowed funds secured by the property acquired.

Relationships with banks-- management intends to use the start-up phase to introduce us to banks and other lending institutions that may be interested in making secured loans to us in order to pay for properties.  We will engage banks within the upcoming 12 months as possible sources of funding for the development of the Lee’s Summit, Missouri property.  See “DESCRIPTION OF PROPERTY--Lee’s Summit, Missouri Property”.

Development of properties-- if we acquire undeveloped properties we will try to determine appropriate development plans for the property.  We may engage outside consultants and property managers to assist us in developing these plans. We will engage consultants and real estate brokers within the upcoming 12 months to aid in the development of the Lee’s Summit, Missouri property.  See “DESCRIPTION OF PROPERTY--Lee’s Summit, Missouri Property”.

Research and development-- we do not plan to engage in any product research or development in the next twelve months.

Plant, equipment and employees-- we do not plan to build or acquire any significant plant or equipment over the next twelve months for our internal use.  We do not plan to hire any employees until we generate cash flow from operations.  Major Hammett II, our Chief Executive Officer, will provide us with office space, clerical assistance and administrative services for a period of twelve months commencing on the effective date of this prospectus for no consideration.

Description Of Property--Lee’s Summit, Missouri Property--Our subsidiary has a purchase contract to acquire a parcel of approximately 4.5 acres of undeveloped property located in Lee’s Summit, Missouri.  Lee’s Summit is a town of approximately 70,000 residents located approximately 10 miles east of Kansas City, Missouri. The property is within 2 miles of two major highways (Interstate-470 and Highway 50), which are major Kansas City, Missouri commuter highways.

The property is completely undeveloped and vacant and has no improvements other than a recently completed road through the middle of the property.  Adjoining properties have been developed or are under development for professional office, office and retail uses.  The property is located on Chipman Road, which is currently under construction to widen from two to four lanes of traffic. The property is zoned for commercial use.

The minority interest holders in our subsidiary are Major Hammett II, (24.0%) and Jerry Campbell (25.0%). Major Hammett II is our president, chief executive officer and Chairman of the Board of Directors.

Any decision to develop, sell, mortgage or otherwise deal with the property requires the consent of Mr. Hammett, Mr. Campbell and us.  We may sell or transfer our 51% equity interest in our subsidiary, Chipman Development, LLC, which will own the property.

As of the date of this prospectus, there are plans to develop the property into approximately 50,000 square feet of rentable commercial/retail space in a total of three new buildings.  Initial plans are to begin development of one 12,000 square foot building as soon as the land is acquired, this Offering is completed and acceptable financing is obtained.  The construction period is expected to last six to eight months from start to finish.  Development of the remaining two buildings will proceed as conditions warrant (such as full leasing of the first building, available/acceptable contractors and available/acceptable mortgage financing).  Management anticipates at least an 18-month period from the closing of this offering to complete the development of the three buildings on the property.

The minority interest holders have agreed to the initial plans to develop the first building however they may not agree with us on the appropriate timing and type of development of the remaining two buildings. In that case the remaining property will remain undeveloped until an agreement can be reached.  This need for an agreement by all the owners for use of the property may adversely affect its market value.  A buyer of our interest would not be able to develop or sell the property on its own.  This restriction makes the sale of our interest at appropriate values more difficult.

The purchase price for the property is approximately $590,000.  The Company will attempt to raise its proportionate share of the purchase price (approximately $295,000) through the Offering.  The minority interest holders will be required to likewise fund their proportionate share in order to close on the property purchase.  Management will attempt to obtain financing for its share of the purchase price and thereby conserve cash from the offering and provide funding for other real estate investments.  However, no assurance can be made that the Company will be successful in obtaining such financing.

The real estate purchase contract contains cancellation clauses if the purchase is not completed by March 12, 2002, therefore achieving a timely closing and the related completion of this Offering is an important component of the Company consummating the purchase of this property.  The Company bears risk that the Offering is not declared effective or the Company is unable to raise the full amount of the Offering prior to the required closing date. Should this occur, the Company will seek to raise sufficient funds through bank loans, shareholder loans or loans from unrelated entities, although no assurance can be given that the Company will be successful in this effort.

Investment Policies--The following is a discussion of our investment policies regarding real estate and interests in real estate, real estate mortgages and securities of businesses engaged in real estate activities.  Also included is a discussion of our policies regarding securities, lending and borrowing money, management of investments and related activities.

Our policies were determined by our Board of Directors.  The Board does not currently contemplate any changes to these policies.  However, the Board may change the policies without a vote or other approval of shareholders.

Real Estate and Interests in Real Estate--We propose to invest in a variety of real estate properties and interests.  These investments will primarily involve residential buildings, commercial properties, and undeveloped land.

There are no limitations on the percentages of our assets, which may be invested in any one property or type of property.  After start-up, we intend to limit investment in a single property to a maximum of 50% of our total assets.  We do not have any policy, which imposes a limitation on the number or amount of mortgages, which may be placed on any one piece of property.  Our policy will be to acquire assets primarily for possible capital gain.

Investments in Real Estate Mortgages--We do not currently propose to invest in mortgages on properties owned by others.  We do not propose to engage in any activities relating to the origination, servicing or warehousing of mortgages.

Securities of Businesses Engaged in Real Estate Activities or Other

Businesses--We may invest in securities of businesses primarily engaged in real estate activities or other businesses.  Such investments will only be made if our Company has voting control over the business activities of such entities.

Securities, Lending and Borrowing Money and Related Activities--We have not engaged in any of the following activities since inception:

- issuing senior securities

- lending or borrowing money

- investing in the securities of others for the purpose of acquiring control

- underwriting the securities of others

- purchasing and selling portfolio securities

- offering securities in exchange for property

- repurchasing our outstanding securities

In connection with the acquisition of properties in the future, we propose to engage in borrowing money and in offering our equity securities to property owners as a means of paying for property acquisitions.  We have no specific policy regarding the extent to which properties will be acquired with borrowed funds or our equity securities.  Our method of paying for property acquisitions will depend on the type of property, the requirements of the seller, the value as collateral of the property, the market price of our equity at the time of such acquisitions and other factors.

Management of Investments--We do not have in place or propose to make any arrangements regarding the use of other businesses to manage or service our properties, service our mortgages or provide investment advisory services.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The executive officers and directors of the Company and their ages as of the date of this Prospectus are as follows:

NAME	AGE	POSITION
-----------------------	---	----------------------------

Major Hammett, II	32	Principal Executive Officer,
		Principal Accounting Officer,
		And Chairman of the Board of Directors

MAJOR HAMMETT, II - Mr. Hammett received a bachelor degree in business from Southwest Missouri State University in 1991.  Mr. Hammett has worked in the field of fund raising for over 7 years and has been involved on a limited basis in the ownership, development and management of real estate developments for the past 2 years. Mr. Hammett founded Major Saver Fundraising, Inc. in 1994 and continues to serve as its Principal Executive Officer and owner. From 1991 to 1994 Mr. Hammitt served as a manager for CitiBank.  Major Saver Fundraising, Inc. provides fund raising services and manufactures consumable goods for not-for-profit and for-profit entities (primarily schools located in Missouri, Kansas, Colorado and Texas). Mr. Hammett is in charge of overall management of MDC and will be in charge of the Company's acquisition efforts and anticipates spending approximately 25% of his time devoted to MDC matters.  Mr. Hammett has never served as a director or officer of any other publicly held company.

The directors of the Company are elected each year at the annual meeting of shareholders for a term of one year and receive no compensation. Each director serves until the expiration of his or her term and thereafter until his or her successor is duly elected and qualified. The Board of Directors on an annual basis appoints the executive officers of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Mr. Hammett serves as the Company's Principal Executive Officer, Principal Accounting Officer and Chairman of the Board of Directors.  He receives no compensation for his services. In addition, he has received no stock appreciation rights other awards for his services.

EMPLOYMENT AGREEMENTS

There are no employment agreements between the Company and any of its management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Common Stock as of the date of the Prospectus, for (a) each person known to the Company to be a beneficial owner of the Common Shares; (b) each director; (c) each executive officer designated in the section captioned "MANAGEMENT--Executive Compensation;" and (d) all directors and executive officers as a group. Except as otherwise noted, each person named below had sole voting and investment power with respect to such securities.

BENEFICIAL OWNERSHIP PRIOR TO OFFERING (1)	BENEFICIAL OWNERSHIP AFTER OFFERING
NAME AND ADDRESS (2)	SHARES	PERCENTAGE	SHARES	PERCENTAGE

Major Hammett, II (2)	5,000	4.8%	5,000	1.2%

KC Investment Management, Inc. (3) 7500 College Blvd. Lighton Plaza Tower, Suite 900 Overland Park, KS 66210	60,000	57.1%	60,000	14.8%
P&S Investment Management, Inc. (4) 7500 College Blvd. Suite 1215 Overland Park, KS 66210	40,000	38.1%	40,000	9.9%
All directors and executive officers as a group (1 person)	5,000	4.8%	5,000	1.2%

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(1) Under the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares whether or not such any person has pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) The address of each executive officer and director of the Company is c/o Missouri Development Company, Inc., 7500 College Boulevard, Suite 900, Overland Park, KS 66210.

(3) The shareholder of KC Investment Management, Inc. is the KC Investment Management, Inc. Employee Stock Ownership Plan.

(4) The shareholders of P&S Investment Management, Inc. are Mark Peterson, Cindy Peterson and Steve Peterson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Major Hammett, II is a 24% minority interest holder of the Company’s majority-owned subsidiary, Chipman Development, LLC.  Chipman Development, LLC has entered into a real estate purchase contract regarding the undeveloped property located in Lee’s Summit, Missouri and is anticipated to be the owner and developer of such property.

DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

The authorized capital stock of the Company consists of 11,000,000 shares of Common Stock, par value $0.001 per share.  As of the date of this Prospectus, there were 105,000 shares of Common Stock outstanding held by three (3) shareholders.

Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. See "DIVIDEND POLICY." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable.

NO PREEMPTIVE RIGHTS

No holder of any capital stock of the Company has any preemptive right to subscribe for or purchase securities of any class or kind of the Company, nor any redemption or conversion rights.

NO CUMULATIVE VOTING

No holder of any capital stock of the Company has the right to cumulate his or her votes in an election of directors or for any other matter or matters to be voted upon by the shareholders of the Company.

CERTAIN PROVISIONS OF THE NEVADA GENERAL CORPORATION LAW

The Company is subject to the Nevada General Corporation Law (the "NGCL"). Under certain circumstances, the following described provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company.  Neither the Company's Articles of Incorporation nor its Bylaws exclude the Company from these provisions. Such provisions may make it more difficult to accomplish transactions that shareholders believe are in their best interests. Such provisions may also have the effect of preventing changes in the Company's management.

DIRECTORS' DUTIES

Section 78.138 of the NGCL allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation.  In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause (i) the assets of the corporation or any successor to be less than its liabilities, (ii) the corporation or any successor to become insolvent or (II) the commencement of any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Bylaws contain a provision permitted under the NGCL relating to the liability of directors. This provision indemnifies them for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud.  This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

Prior to the effective date of this offering, the Company intends to engage Interwest Transfer Services, Inc. of Salt Lake City, Utah, as the transfer agent and registrar of the Common Stock.

TERMS OF THE OFFERING

PLAN OF DISTRIBUTION

The Company hereby offers up to 300,000 shares of Common Stock at the purchase price of $1.00 per share. The Common Stock is being offered directly by the Company through its officer and director.  The officer and director who shall sell the offering on behalf of the Company is Major Hammett, II. He will be relying on the safe harbor in Rule 3a4-1 under the Securities Exchange Act of 1934 to sell the Company's securities.  The Company has not offered shares of Common Stock prior to the filing of this Registration Statement, nor will any funds be paid or be committed to be paid prior to the date this registration statement is declared effective.

The Company does not intend to offer the shares of Common Stock by means of general advertising or solicitation. No sales commission, finder's fee or other compensation will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Company's securities. When, in the future, assuming such participation develops, the registration statement will be amended to identify such persons.

DETERMINATION OF OFFERING PRICE

The price at which the shares are being offered has been arbitrarily determined by us, and does not necessarily bear any relationship to prices at which the shares of comparable companies trade, our assets, earnings, book value, or any other ordinary investment criteria.  Accordingly, in comparison to utilizing such investment criteria, the offering price may be greater than would be the case were any of the above-mentioned criteria to be used in determining the per share offering price. You may not be able to resell your shares at or above the price you will pay for our common stock.  No underwriter was involved in the determination of the offering price.

OFFERING PROCEDURE

This Offering will terminate one year after the effective date of this Prospectus. In the Company's sole discretion, the offering of Common Stock may be extended from time to time, but in no event later than one (1) year from the date of this Prospectus.

SUBSCRIPTION PROCEDURE

Each investor must complete a subscription agreement in the form supplied by the Company. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Common Stock or copies of subscribers’ confirmations.

NO ESCROW ACCOUNT

There is no minimum offering amount and no escrow account. As a result, any and all offering proceeds will be deposited directly into the operating account of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Offering, the Company will have outstanding 405,000 shares of Common Stock. Of such outstanding shares, the shares sold in connection with the Offering will be freely tradable in the United States without restriction under the Securities Act, except that shares purchased by an "affiliate" of the Company, within the meaning of the rules and regulations adopted under the Securities Act, may be subject to resale restrictions. The remaining outstanding shares are "restricted securities," as that term is defined under such rules and regulations, and may not be sold unless they are registered under the Securities Act or they are sold in accordance with Rule 144 under the Securities Act or some other exemption from such registration requirement. As those restrictions under the Securities Act lapse, such shares may be sold to the public pursuant to Rule 144.

In general, under Rule 144, beginning 90 days after the date of this Prospectus, subject to certain conditions with respect to the manner of sale, the availability of current public information concerning the Company and other matters, each of the existing shareholders who has beneficially owned shares of Common Stock for at least one year will be entitled to sell within any three month period that number of such shares which does not exceed the greater of: i) 1% of the total number of then outstanding shares of Common Stock or, ii) the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Moreover, each of the existing shareholders who is not deemed to be an affiliate of the Company at the time of the proposed sale and who has beneficially owned his or her shares of Common Stock for at least two years will be entitled to sell such shares under Rule 144 without regard to such volume limitations.

Prior to the Offering, there has been no public market for the Common Stock.  No assurance can be given that such a market will develop or, if it develops, will be sustained after the Offering or that the purchasers of the shares of Common Stock will be able to resell such shares of Common Stock at a price higher than the initial public offering or otherwise. If such a market develops, no prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, to the public will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of presently outstanding or subsequently issued stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through an offering of its additional shares of Common Stock that may be offered for sale or sold to the public in the future.

We expect to take steps in the future, only after our registration statement is declared effective, to request or encourage a market maker to sponsor our stock.  Currently, we have not had any preliminary discussions or understandings with any market maker regarding participation in a future trading market for our securities.  There is no assurance that we will be successful in locating a market maker for our stock, that a market will develop in the future, or if developed, it will be sustained.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Mark A. Reiter, LLC has passed upon the legality of the shares of Common Stock offered hereby.

The consolidated financial statements of Missouri Development Company, Inc., included in this Prospectus have been audited by Pickett & Chaney LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph which discloses doubt about the Company’s ability to continue as a going concern), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The Company is providing herein the audited historical consolidated financial statements of Missouri Development Company, Inc. as of October 20, 2001 and for the period from August 25, 2001 (date of formation) to October 20, 2001.

MISSOURI DEVELOPMENT COMPANY, INC.

(a development stage company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report

F-2

Consolidated balance sheet as of October 20, 2001,

F-3

Consolidated statement of operations for the period from

August 25, 2001 (date of formation) to October 20, 2001

F-4

Consolidated statement of stockholders' equity (deficit)

for the period from August 25, 2001 (date of formation)

to October 20, 2001

F-5

Consolidated statement of cash flows for the period from

August 25, 2001 (date of formation) to October 20, 2001

F-6

Notes to consolidated financial statements

F-7

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Missouri Development Company, Inc.:

We have audited the accompanying consolidated balance sheet of Missouri Development Company, Inc. (a developmental stage company) as of October 20, 2001, and the related consolidated statement of operations, stockholders' equity (deficit) and cash flows for the period from August 25, 2001 (date of formation) to October 20, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Missouri Development Company, Inc. (a developmental stage company) as of October 20, 2001, and the results of its operations and its cash flows for the period from August 25, 2001 (date of formation) to October 20, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note E to the financial statements, the Company has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern.  Management's plans in regards to these matters are also described in Note E.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PICKETT & CHANEY LLP

Lenexa, Kansas

November 28, 2001

MISSOURI DEVELOPMENT COMPANY, INC.

(a developmental stage company)

CONSOLIDATED BALANCE SHEET

OCTOBER 20, 2001

ASSETS:

Cash and cash equivalents	$ 105
--------
Total current assets	105
--------
Total assets	$ 105
========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Related party payable	$ 445
-------------
Total current liabilities	445

Commitments and contingencies (Note D and E)

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock, $.001 par value; 11,000,000 shares
authorized, 105,000 shares issued	105
Deficit accumulated during development stage	(445)
--------
Total stockholders' equity (deficit)	(340)
--------
Total liabilities and stockholders' equity (deficit)	$ 105
========

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

MISSOURI DEVELOPMENT COMPANY, INC.

(a developmental stage company)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 25, 2001 (date of formation)

 TO OCTOBER 20, 2001

Selling, general and administrative expenses	$ 445
-------
Income before income taxes	(445)
Income taxes	-
-------
Net loss	$ (445)
=======
Basic and diluted loss per share	$ (0.01)
=======
Weighted average shares outstanding	105,000
=======

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

MISSOURI DEVELOPMENT COMPANY, INC.

(a developmental stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM AUGUST 25, 2001 (date of formation)

TO OCTOBER 20, 2001

	Deficit	Total
Common Stock	Accumulated	Stockholders'
			During Developmental	Equity
	Shares	Amount	Stage	(Deficit)
	-------	--------	----------------	---------
Balance, August 25, 2001 (formation date)	-	$ -	$ -	$ -

Issuance of stock in formation	105,000	105	-	105

Net loss	-	-	(445)	(445)
	-------	------	-------	-------
Balance, October 20, 2001	105,000	$105	$(445)	$(340)
	=======	======	=======	========

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

MISSOURI DEVELOPMENT COMPANY, INC.

(a developmental stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS

THE PERIOD FROM AUGUST 20, 2001 (date of formation)

TO OCTOBER 20, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (445)
--------
Net cash and cash equivalents used in operating activities	(445)
--------
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	105
Related party payable, net	445
--------
Net cash and cash equivalents provided by financing activities	550
--------
Net increase in cash and cash equivalents	105
Cash and cash equivalents at beginning of period	-
--------
Cash and cash equivalents at end of period	$ 105
========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$ -
Income taxes	$ -

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

MISSOURI DEVELOPMENT COMPANY, INC.

(a developmental stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 25, 2001 (date of formation)

TO OCTOBER 20, 2001

NOTE A--NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION.  Missouri Development Company, Inc. (the "Company" or "MDC"), was organized and commenced operations on August 25, 2001 as a Nevada corporation.  The Company is in the developmental stage and plans on acquiring, developing, renovating, maintaining and ultimately reselling commercial and residential real estate. The Company has adopted a fiscal year end of December 31.

NATURE OF OPERATIONS.  The Company plans on acquiring, developing, renovating, maintaining and ultimately reselling commercial and residential real estate.  The Company plans to operate primarily in the greater metropolitan Kansas City, Missouri area. However, it plans to expand geographically to other areas of Missouri and Kansas in the near term and ultimately throughout the United States.

PRINCIPLES OF CONSOLIDATION.  The accompanying consolidated financial statements include the accounts of MDC and its 51%-owned subsidiary, Chipman Development, LLC.  All material intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION. Property management fees are recognized over time as earned based upon the terms of the management agreement. Real estate sales revenue and gains on sale are recognized at the close of escrow when title to the real property passes to the buyer. The Company follows the guidelines for profit recognition as set forth by Statement of Financial Accounting Standards

(SFAS) No. 66 Accounting for Sales of Real Estate. The Company will present sales of long-term real estate projects on a net gain on sale basis due to the fact that these properties will typically be held for two to three years and may generate rental income and operating expenses during the holding period. Shorter term real estate projects are accounted for as inventory because these properties are generally held for less than one year and do not generate income during the holding period. Accordingly, gross revenue and cost of sales will be presented separately on the statements of income.

CASH AND CASH EQUIVALENTS.  The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

INCOME TAXES.  The Company was formed as a C-Corporation for income tax reporting purposes. Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided, when, in the opinion of management, it is more likely than not that a portion or all of a deferred tax asset will not be realized.

USE OF ESTIMATES.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimates.

FURNITURE, FIXTURES AND EQUIPMENT.  The Company holds no furniture, fixtures and equipment as of October 20, 2001.  Furniture, fixtures and equipment that are acquired will be recorded at cost.  Depreciation expense will be computed using the straight-line method over the estimated useful lives of the assets.

LONG-LIVED ASSETS.  The Company will review its long-lived assets, including real estate properties and related investments, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets.

ADVERTISING COSTS.  The Company expenses all advertising costs as incurred.  There were no advertising expenses for the period from August 25, 2001, (date of formation) to October 20, 2001.

BUSINESS SEGMENTS AND MAJOR CUSTOMERS.  The Company intends to operate in one segment, the real estate investment business, based on the way management makes decisions, allocates resources and assesses performance.

BASIC AND DILUTED EARNINGS PER SHARE.  Basic earnings per share are computed using the weighted average number of common shares outstanding during the period.  Diluted earnings per share are computed using the weighted average number of common and, if dilutive, common equivalent shares outstanding during the period.  Common equivalent shares consist of the incremental common shares issuable upon exercise of stock options, warrants and similar instruments (using the treasury stock method).

DERIVATIVE FINANCIAL INSTRUMENTS.  The Company held no derivative financial instruments during the period from August 25, 2001 (date of formation) to October 20, 2001.

NOTE B--RELATED PARTY PAYABLES

One of the Company’s shareholder’s has advanced $445 to the Company to fund formation related costs and expenditures.  Such advances bear no interest and have no maturity or repayment terms.  Management anticipates repaying such advances as funds become available from normal operations.

NOTE C--INCOME TAX PROVISION

The income tax provision for the period from August 25, 2001 (date of formation) to October 20, 2001 consists of the following:

Tax Benefit (expense)

Current	$ -
Deferred	-
---------
Income tax provision	$ -
=========

The following table summarizes the significant differences between the Federal statutory tax rate and the Company's effective tax rate for financial reporting purposes:

Federal statutory tax rate	(34.0%)
State and local taxes net of Federal tax effect	(3.0)
Effect of graduated tax rates	19.0
Valuation allowance	18.0%
----------
Effective tax rate	-0%
==========

The tax effects of temporary differences primarily relate to formation costs, which are expensed as incurred for book purposes but must be amortized over 60 months for tax purposes, the net effects of which follow as of October 20, 2001:

Tax asset (liability)
--------------
Formation costs	$90
Valuation allowance	(90)
--------
$ -
========

A valuation allowance of $90 has been applied to offset the tax benefit related to net deferred tax assets as of October 20, 2001 because of doubt about their realization.

NOTE D—SUBSEQUENT EVENT.

Pursuant to a Real Estate Purchase Agreement (the “Agreement”), dated November 1, 2001 the Company, through its 51%-owned subsidiary, Chipman Development, LLC, has agreed to purchase approximately 4.5 acres of undeveloped real estate located in Lee’s Summit, Missouri.  The agreement contains customary conditions to close including approval of development plans by appropriate governmental authorities, and adequate inspections of the subject property and has a closing date no later than March 12, 2002. Total consideration to be paid is approximately $590,000.  Management plans to fund the purchase of the undeveloped real estate and related development costs with a combination of mortgage debt and capital raised in a public offering of its common stock (See Note E). Management’s initial plans are to develop a total of three commercial buildings containing approximately 50,000 square feet of rentable office and retail space, with the initial building (containing approximately 12,000 square feet of office space) to be developed in 2002.  The accompanying consolidated financials do not reflect this transaction.

NOTE E – MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock including the sales of stock to the public pursuant to a filing with the Securities and Exchange Commission (“SEC”) of a Registration Statement on Form SB-2. The Company is attempting to register 300,000 shares of common stock for sale to the public at an estimated price of $1.00 per share.  The intended use of proceeds is to fund acquisition of developed and undeveloped real estate properties and for general corporate purposes.  There can be no assurance that the SEC will declare the Registration Statement effective and/or that the Company will be successful in raising the estimated proceeds from the offering or that the Company will achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

***************

------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN ORMADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES INWHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATEANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANYSINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OFANY TIME SUBSEQUENT TO ITS DATE.

---------------------------

300,000 shares

MISSOURI DEVELOPMENT COMPANY, INC.

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5 of Chapter 208 of the Laws of 1997 of the State of Nevada permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article II of the Registrant's Bylaws contain a provision that indemnifies directors for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud.  This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following represents the Registrant's estimate of expenses in connection with the issuance and distribution of the securities being registered hereunder.  Except for the SEC registration fee, all amounts are estimates.

ESTIMATED
TYPE OF EXPENSE	AMOUNT
-----------------------------------------------------	-----------
Securities and Exchange Commission Registration Fee	$ 75
Transfer Agent Fees and Expenses	500
Legal Fees and Expenses	500
Accounting Fees and Expenses	1,500
Printing and Engraving Expenses	1,500
Miscellaneous	925
-----------
Total	$ 5,000
============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

In reliance upon Section 4(2) of the Securities Act of 1933 (the "Securities Act"), the Company accepted subscription agreements, dated as of August 25, 2001, from KC Investment Management, Inc. for the acquisition of 60,000 shares for total cash consideration of $640 and P&S Investment Management, Inc. for the acquisition of 40,000 shares for total cash consideration of $40. There were no underwriting discounts or commissions paid with respect to these sales.

Both of these share transactions were completed in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as each offeree was determined to be an accredited investor. There were no offerees other than the foregoing investors. Each of the offerees described above in these transactions were given complete and unfettered access to the Company's books and records. The Company further determined that each offeree was accredited and therefore had knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the investment.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
--------------	-----------------------------------------------------------
2.01	Acquisition Agreement dated as of November 1, 2001, by and
between Chipman Development, LLC and Summit Tec Industrial Park, Inc.

3.01	Articles of Incorporation of Company

3.02	Bylaws of Company

4.01	Form of Common Stock Certificate

4.02	Form of subscription agreement

5.01	Form of Opinion re legality

21.01	Subsidiaries of the Company

23.01	Consent of the Law Office of Mark A. Reiter, LLC (included
in Exhibit 5.01)

23.02	Consent of Pickett & Chaney LLP

------------------------

·

Previously filed with the Securities and Exchange Commission

ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  a. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  b. To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Overland Park, State of Kansas, on December 4, 2001.

MISSOURI DEVELOPMENT COMPANY, INC.

By:   /s/ MAJOR HAMMETT, II

-----------------------------

Major Hammett, II, President

(PRINCIPAL EXECUTIVE OFFICER)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
------------------------	----------------------	----------------
President and Chairman
/s/ MAJOR HAMMETT, II	Of the Board
------------------------	(Principal Executive	December 4, 2001
Major Hammett, II	Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
------------	---------------------------------------------------------------
2.01	Acquisition Agreement dated as of November 1, 2001 by and
between Chipman Development, LLC and Summit Tec Industrial Park, Inc.

3.01	Articles of Incorporation of Company

3.02	Bylaws of Company

4.01	Form of Common Stock Certificate

4.02	Form of subscription agreement

5.01	Form of Opinion re legality

21.01	Subsidiaries of the Company

23.01	Consent of the Law Office of Mark A. Reiter, LLC
(included in Exhibit 5.01)

23.02	Consent of Pickett & Chaney LLP

------------------

* Previously filed with the Securities and Exchange Commission.

EXHIBIT 2.01

Approved by Legal Counsel for use by members

of  the Metropolitan Kansas City  Board of Realtorsâ, 1990, 1998.

This is a legally binding contract.

If not understood, consult an attorney.

Copyright.

COMMERCIAL AND INDUSTRIAL REAL ESTATE SALE CONTRACT

1.

PARTIES:  This contract (“Contract”) is made by Summit Tec Industrial Park, Inc., SELLER, and Chipman Development, LLC,  BUYERS, and is effective as of the date and time of acceptance on the signature page of this Contract (the “Effective Date”).

2.

PROPERTY:  Seller sells to Buyer the following-described real estate: 4.53 +/- acres of vacant ground, located on Commerce Drive north of Chipman Road, all of which is commonly known and numbered as N/A, in the City of  Lee’s Summit in Jackson County, State of Missouri, and is legally described as follows: Lot 3 of replat of tract A of block 3, replat of Summit Tec Industrial Park, a subdivision in Lee’s Summit, Jackson County, Missouri, according to the recorded plat thereof.  A survey of the Property will be provided to Buyer by the Seller prior to closing of escrow.  Note the attached exhibit “A” .

Such real estate and other property shall be collectively referred to in this Contract as the “Property”.

3.

EXCEPTIONS:  The Property shall be subject, however, to the Permitted Exceptions (as defined in paragraph 8 of this Contract), zoning ordinances and laws and the following existing leases or tenancies.

4.

PURCHASE PRICE:  The purchase price is Five Hundred Ninety One Thousand Nine Hundred Eighty & no/100 DOLLARS ($591,980.00) which Buyer agrees to pay as follows:

Five Thousand DOLLARS ($5,000.00) at the signing of this contract as Earnest Money which is to be deposited UPON EXECUTION OF THIS CONTRACT in the insured trust or escrow account of Chicago Title Company (“Escrow Agent”) as part of the consideration of the sale; the balance to be paid in the following manner: Five Hundred Eighty Six Thousand Nine Hundred Eighty & no/00 DOLLARS ($586,980.00), in guaranteed funds or cashier’s check at Closing (as defined in this Contract), adjusted at Closing for pro-rations, closing costs and other agreed expenses.   The Purchase Price will be adjusted based on the survey.  The Purchase Price will be adjusted based on $3.00 per square foot.

5.

CLOSING DATE:  Subject to all the provisions of this Contract, the closing of this Contract (the “Closing”) shall take place at the offices of Chicago Title Company on the 12th day of March, 2002 or prior thereto by mutual consent, and possession shall be delivered upon delivery of the Warranty Deed.

6.

EXISTING FINANCING:  Unless otherwise provided in this Contract, Seller shall make any payments required on existing mortgages or deeds of trust until Closing.  If this Contract provides that the Property is being sold subject to any existing mortgage or deed of trust, Buyer shall, at Closing, reimburse Seller for any principal reductions not already considered in computing payments of purchase price and for any deposits held by the holder of the mortgage or deed of trust that are transferred to Buyer.

                          7.     PRORATIONS:  The rents, income and expenses from the Property, and the interest on any existing mortgages or deeds of trust to which this sale is made subject, shall be prorated between Seller and Buyer as of Closing.  Seller shall pay all general real estate taxes levied and assessed against the Property, and all installments of special assessments for the years prior to the calendar year of Closing.  All such taxes and installments of special assessments becoming due and accruing during the calendar year of Closing shall be prorated between Seller and Buyer on the basis of such calendar year, as of Closing.  If the amount of any tax or special assessment cannot be ascertained at Closing, proration shall be computed on the amount for the preceding year’s tax or special assessment.  Buyer shall assume and pay all such taxes and installments of special assessments accruing after the Closing.

8.

TITLE INSURANCE:  Seller shall deliver and pay for an owner’s ALTA title insurance policy insuring marketable fee simple title in Buyer in the amount of the purchase price as of the time and date of recordation of Seller’s General Warranty Deed, subject only to the Permitted Exceptions defined below.  Seller shall, as soon as possible and not later than fifteen (15) days after the Effective Date of this Contract, cause to be furnished to Buyer a current commitment to issue the policy (the “Title Commitment”), issued through Chicago Title Company (the “Title Company”).  Buyer shall have ten (10) days after receipt of the Title Commitment (the “Review Period”) in which to notify Seller in writing of any objections Buyer has to any matters shown or referred to in the Title Commitment.  Any matters which are set forth in the Title Commitment and to which Buyer does not object within the Review Period shall be deemed to be permitted exceptions to the status of Seller’s title (the “Permitted Exceptions”).  With regard to items to which Buyer does object within the Review Period, Seller shall have until Closing to cure the objections.  If Seller does not cure the objections by closing, this contract shall automatically be terminated unless Buyer waives the objections on or before Closing.

9.

INSPECTIONS:  Seller shall grant Buyer reasonable access to the Property for (60) days after the Effective Date of this Contract (the “Inspection Period”) for the purpose of inspecting the physical condition of the Property.  Buyer’s inspection rights shall include performing soil tests, environmental tests or audits, foundation and mechanical inspections and such other inspections as Buyer may reasonably request.  Buyer agrees to repair any damage to the Property arising from these inspections and to indemnify, defend and hold Seller harmless from and against all claims, costs, demands and expenses, including without limitation, reasonable attorney’s fees, court costs and other legal expenses, resulting from these inspections.  Buyer’s obligations imposed by this paragraph shall survive termination of this Contract.  If Buyer determines that the physical condition of the Property is not suitable for Buyer, Buyer shall provide written notice to Seller on or before the end of the Inspection Period that this Contract is terminated.  In the absence of such termination notice, this inspection condition shall be deemed satisfied, and Buyer shall be deemed to be thoroughly acquainted and satisfied with the physical condition of the Property, other than as set forth in paragraph 13 of this Contract.  In addition, Buyer, or Buyer’s representatives, may reinspect the Property before Closing upon reasonable notice to Seller.

10.

REPRESENTATIONS:  Buyer acknowledges that neither Seller nor any party on Seller’s behalf has made, nor do they hereby make, any representations as to the past, present or future condition, income, expenses, operation or any other matter or thing affecting or relating to the Property except as expressly set forth in this Contract.

11. REAL ESTATE BROKER:  Seller and Buyer agree that Glasgow Edwards Campbell., Jerry B Campbell, Agent REALTOR(S), identified in the Real Estate Agency Disclosure(s) attached to this Contract, is(are) the only real estate broker(s) negotiating this sale, and Seller agrees to pay a sales commission of six (6)% of the purchase price pursuant to the agreement between Seller and REALTOR(S).  Glasgow Edwards Campbell, Broker, and Jerry B Campbell, Agent, represents the Seller.  Any party to this Contract through whom a claim to any broker’s, finder’s or other fee is made, contrary to the representations made above in this paragraph, shall indemnify, defend and hold harmless the other party to this Contract from any other loss, liability, damage, cost or expense, including without limitation, reasonable attorney’s fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.  The provisions of this paragraph shall survive Closing or termination of this Contract.

12.

DELIVERY OF DEED; PAYMENT; DISBURSEMENT OF PROCEEDS:  At or before Closing, Seller agrees to properly execute and deliver into escrow a General Warranty Deed, a Warranty Bill of Sale for any nonrealty portion of the Property, and all other documents and funds reasonably necessary to complete the Closing.  The General Warranty Deed shall convey to Buyer marketable fee simple title to the Property, free and clear of all liens and encumbrances, other than the Permitted Exceptions.  At or before the Closing, Seller and Buyer each agree to deliver into escrow a cashier’s check or guaranteed funds sufficient to satisfy their respective obligations under this Contract.  Seller understands that, unless otherwise agreed, disbursement of proceeds will not be made until after the General Warranty Deed or the instrument of conveyance, and, if applicable, the mortgage/deed of trust have been recorded and the Title Company can issue the title policy with only the Permitted Exceptions.

13.

INSURANCE; MAINTENANCE; CASUALTY; CONDEMNATION; CHANGE OF CONDITION:  Seller agrees to maintain Seller’s current fire and extended coverage insurance, if any, on the Property until Closing.  Seller shall do ordinary and necessary maintenance, upkeep and repair to the Property through Closing.  If, before Closing, all or any part of the Property is taken by eminent domain, or if a condemnation proceeding has been filed or is threatened against the Property or any part thereof, or if all or any part of the Property is destroyed or materially damaged after the Inspection Period, Seller shall promptly provide written notice to Buyer of any such event.  UPON NOTICE OF SUCH OCCURRENCE, Buyer may reinspect the Property and may, by written notice to Seller within ten (10) days after receiving Seller’s notice, terminate this Contract.  Unless this Contract is so terminated, it shall remain in full force and effect, and Seller shall at Closing assign and transfer to Buyer all of Seller’s right, title and interest in and to any awards that may be made for any taking and any insurance proceeds payable on account of casualty.  If a non-material change in condition occurs with respect to the Property, Seller shall remedy such change before Closing.  The provisions of this paragraph shall survive Closing or termination of this Contract.

14.

FOREIGN INVESTMENT:  Seller represents that Seller is not a foreign person as described in the Foreign Investment in Real Property Tax Act and agrees to deliver a certificate at Closing to that effect which shall contain Seller’s tax identification number.

15.

TERMINATION:  If this Contract is terminated by either party pursuant to a right expressly given in this Contract, Buyer shall be entitled to an immediate return of the Earnest Money deposit, and neither party shall have any further rights or obligations under this Contract except as otherwise stated in this Contract.

16.

DEFAULT AND REMEDIES:  Seller or Buyer shall be in default under this Contract if either fails to comply with any material covenant, agreement or obligation within any time limits required by this Contract.  Following a default by either Seller or Buyer under this Contract, the other party shall have the following remedies, subject to the provisions of paragraph 17 of this Contract:

(a) If Seller defaults, Buyer may (i) specifically enforce this Contract and recover damages suffered by Buyer as a result of the delay in the acquisition of the Property; or (ii) terminate this Contract by written notice to Seller and, at Buyer’s option, pursue any remedy and damages available at law or in equity.  If Buyer elects to terminate this Contract, the Earnest Money shall be returned to Buyer upon written demand.

(b) If Buyer defaults, Seller may (i) specifically enforce this Contract and recover damages suffered by Seller as a result of the delay in the sale of the Property; or (ii) terminate this Contract by written notice to Buyer and, at Seller’s option, either retain the Earnest Money as liquidated damages as Seller’s sole remedy (the parties recognizing that it would be extremely difficult to ascertain the extent of actual damages caused by Buyer’s breach, and that the Earnest Money represents as fair an approximation of such actual damages as the parties can now determine), or pursue any other remedy and damages available at law or in equity.  If, as a result of a default under this Contract, either Seller or Buyer employs an attorney to enforce its rights, the defaulting party shall, unless prohibited by law, reimburse the nondefaulting party for all reasonable attorney’s fees, court costs and other legal expenses incurred by the nondefaulting party in connection with the default.

17.

DISPOSITION OF EARNEST MONEY AND OTHER FUNDS AND DOCUMENTS:  In the absence of written escrow instructions, and notwithstanding any other terms of this Contract providing for forfeiture or refund of the Earnest Money, the Escrow Agent shall not distribute the Earnest Money or other escrowed funds or documents, once deposited, without the written consent of all parties to this Contract.  A party’s signature on a closing statement prepared by the Escrow or Closing Agent shall constitute such consent.  In the absence of either written consent or written notice of a dispute, failure by either Buyer or Seller to respond in writing to a certified letter from the Escrow Agent within fifteen (15) days of receipt, or failure by either Buyer or Seller to make written demand upon the other party and upon the Escrow Agent for return or forfeiture of the Earnest Money, other escrowed funds or documents within sixty (60) days after receiving written notice of cancellation of this Contract, shall constitute consent to distribution of all funds and documents deposited with the Escrow Agent as suggested in any such certified letter or written demand.

If a dispute arises over the disposition of funds or documents deposited with the Escrow Agent that results in litigation, any attorney’s fees, court costs and other legal expenses incurred by the Escrow Agent in connection with such dispute shall be reimbursed from the Earnest Money or from other funds deposited with the Escrow Agent.

18.

ENTIRE AGREEMENT AND MANNER OF MODIFICATION:  This Contract, and any attachments or addendums hereto, constitute the complete agreement of the parties concerning the Property, supersede all other agreements and may be modified only by initialing changes in this Contract or by written agreement.

19.

NOTICES:  All notices, consents, approvals, requests, waivers, objections or other communications (collectively “notices”) required under this Contract (except notice given pursuant to paragraph 17 of this Contract) shall be in writing and shall be served by hand delivery, by prepaid United States certified mail, return receipt requested, or by reputable overnight delivery service guaranteeing next-day delivery and providing a receipt.  All notices shall be addressed to the parties at the respective addresses as set forth below, except that any party may, by notice in the manner provided above, change this address for all subsequent notices.  Notices shall be deemed served and received upon the earlier of the third day following the date of mailing (in the case of notices mailed by certified mail) or upon delivery (in all other cases).  A party’s failure or refusal to accept service of a notice shall constitute delivery of the notice.

20.

DEADLINE FOR ACCEPTANCE:  Buyer’s offer to purchase the Property from Seller shall expire if Seller has not accepted this Contract by signing and delivering a fully executed copy to Buyer, on or before the earlier of (i) Buyer delivering written notice to Seller that Buyer’s offer to enter into this Contract is withdrawn or

(ii)  November 5th, 2001.

    TIME AND EXACT PERFORMANCE ARE OF THE ESSENCE UNDER THIS CONTRACT.

22.

UTILITIES/STREET:

All utilities including sanitary sewer, gas, water, and electrical transmission lines will be    located on the property or within the utility easement.  Seller will construct a road as shown on the Exhibit A.

                        23.     PLAN APPROVAL:

Buyer is purchasing the Property to construct various buildings on the Property.   The Contract is contingent upon Buyer obtaining plan approval from the City of Lee’s Summit, Missouri.  The Buyer shall have 120 days from Effective Date of the Contract to obtain said plan approval.  In the event Buyer does not obtain required plan approval, this Contract is canceled and the Earnest Money is returned to Buyer.

IN WITNESS WHEREOF, Seller and Buyer execute this Contract on the date(s), and at the time(s), indicated below their respective signatures.

Summit Tec Industrial Park, Inc.

Chipman Development, LLC

_By:____/s/ Dr. Dan Blackwell_

__By:_/s/__Major D. Hammett II__

(SELLER)Dr. Dan Blackwell

(BUYER) Major D.  Hammett II, President, Missouri Development, Inc.

Date: 11/01/01	Date: 11/01/01

Mailing Address: 10 NW Chipman Road, Lee’s Summit, Mo. 64063	Mailing Address: 7500 College Blvd., Overland Park, Ks. 66210

Telephone: 816-524-6525	Telephone: 816-520-7111

FOR INFORMATION ONLY—NOT PARTIES TO THE CONTRACT

Listing Broker/Agent    Glasgow Edwards Campbell Realtors/Jerry B Campbell, Agent

Selling Broker/Agent    N/A

Escrow Agent    Chicago Title Company

Closing Agent    Chicago Title Company

EXHIBIT 3.01

ARTICLES OF INCORPORATION

MISSOURI DEVELOPMENT COMPANY, INC.

1.

The name of the Corporation shall be Missouri Development Company, Inc.

2.

The registered agent of this Corporation shall be as follows:

Acorn Corporate Services, Inc.

3885 South Decatur Blvd.

Las Vegas, Nevada 89103

3.

The number of shares in which this Corporation shall be authorized to issue shall be 11,000,000 shares of common stock, with a par value of $.001 per share.

4.

The first Board of Directors of this Corporation shall consist of one member whose name and address is as follows:

Major D. Hammett II

1250 NE Sloan

Lee’s Summit, Missouri 64086

         /S/ Major Hammett II

____________________________________

Major Hammett II, Director

5.

The name and address of the incorporator of this Corporation shall be as follows:

Acorn Corporate Services, Inc.

3885 South Decatur Blvd.

Las Vegas, Nevada 89103

/s/ J. Scott Scheverman, President on behalf of
-----------------------------------------------
Acorn Corporate Services, Inc. Incorporator

By:  J. Scott Scheverman, President
-----------------------------------

I, Acorn Corporate Services, Inc. hereby accept appointment as Resident Agent for the above named Corporation.

/s/ J. Scott Scheverman, President
-----------------------------------

Signature of Registered Agent
On behalf of
Acorn Corporate Services, Inc.

EXHIBIT 3.02

BY-LAWS

OF

MISSOURI DEVELOPMENT COMPANY, INC.

The principal office of the corporation in the State of Kansas shall be located in the City of Overland Park, County of Johnson.  The corporation may have other such offices, either within or without the state of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

ARTICLE II - STOCKHOLDERS

1.  ANNUAL MEETING.

The annual meeting of the stockholders shall be held on the 1st day of July in each year, beginning with the year 2002, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.  SPECIAL MEETINGS.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the stockholders of not less than sixty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.  NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less that ten no more than twenty days before the date of the meeting either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining stockholders entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer book shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least five days immediately preceding such meeting.  In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such a dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.  VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders, prior to such meeting or any adjournment thereof.  Such a list shall be arranged I alphabetical order with the address of and the number of shares held by each shareholder.  This list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who the shareholders are, that are entitled to examine such list or transfer books or to vote at the Meeting of Shareholders.

7.  QUORUM.

At any meeting of stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.  PROXIES.

At all meetings of stock holders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING.

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these By-laws shall be entitled to one vote, in person or y proxy, for each share of stock entitled to vote held by such stockholders.  Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.  All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.  ORDER OF BUSINESS.

The Order of business at all meetings of the stockholders, shall be as follows:

1.

Roll Call.

2.

Proof of notice of meeting or waiver of notice.

3.

Reading of minutes of preceding meeting.

4.

Reports of Officers.

5.

Reports of Committees.

6.

Election of Directors.

7.

Unfinished.

8.

New Business.

11.  INFORMAL ACTION BY STOCKHOLDERS

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II – BOARD OF DIRECTORS

1.  GENERAL POWERS.

The business and affairs of the corporation shall be managed by its board of directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-laws and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be one.  Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.  The number of directors may be increased or diminished from time to time by stockholders but shall never be less than one.

3.  REGULAR MEETINGS.

A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.  The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.  SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any one director.  The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.  NOTICE.

Notice of any special meeting shall be given at least ten days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram company.  The attendance of the director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.  QUORUM

At any meeting of the directors, two shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.  MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in the board for any reason except the removal of directors without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum exists.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders.  A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9.  REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the stockholders or by action by the board.  Directors may be removed without cause only by vote of the stockholders.

10.  RESIGNATION.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

12.  PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

13.  EXECUTIVE AND OTHER COMMITTEES.

The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors.  Each such committee shall serve at the pleasure of the board.

1.

INDEMNIFICATION OF DIRECTORS.

The corporation shall indemnify the directors for all liabilities accruing to them because of their status as directors except where their acts may be classified as fraud.  In addition thereto, directors are hereby authorized to rely upon all corporate records in carrying out their duties as directors.

ARTICLE IV – OFFICERS

1.  NUMBER.

The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.  ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  REMOVAL.

Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by appointment by the directors for the unexpired portion of the term.

5.  PRESIDENT.

The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, when present, preside at all meetings of the stockholders and of the directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.  SECRETARY

In the absence of the president or in event of his death, inability or refusal to act, the secretary shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president.  The secretary shall keep the minutes of the stockholders’ and directors’ meetings in one or more books, see that all notices are duly given in accordance with the provisions of these By-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

7.  TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine.  He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

1.

SALARIES.

The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V – CONTRACTS, LOANS, CHECKS, AND DEPOSITS

1.  CONTRACTS.

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to a specific instance.

2.  LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors.  Such authority may be general or confined to a specific instance.

3.  CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issues in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.  DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

ARTICLE VI – CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.  CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors.  Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the directors may prescribe.

2.  TRANSFER OF SHARES.

(a)

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the surrendered certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

(b)

The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE VII – FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January each year.

ARTICLE VII – DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX – SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal.”

ARTICLE X – WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI – AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders meeting or at any special stockholders meeting when the proposed amendment has been set out in the notice of such meeting.

ARTICLE XII - MISCELLANEOUS

Unless, and to the extent prohibited by law, the provisions contained in Sections 78.378 to 78.3793 of the Nevada General Corporation Law, relating to the inability of an “acquiring person”, as defined under such Sections, who acquires a “controlling interest”, as defined in such Sections, to exercise voting rights on any “controlled shares”, as defined in such Sections, unless such voting rights are conferred by a majority vote of the disinterested shareholders of the corporation, shall not apply to the corporation.  As such, an acquirer of a controlling interest in the corporation may vote the shares acquired, without obtaining consent from the disinterested shareholders.

Unless, and to the extent prohibited by law, the provisions contained in Sections 78.411 to 78.444 of the Nevada General Corporation Law, relating to the inability of a “resident domestic corporation”, as defined by such Sections, from engaging in a combination with an “interested shareholder”, as defined by such Sections, for three years following the interested shareholder’s date of acquiring the shares causing such shareholder to become an interested shareholder, without the prior consent of the board of directors of such corporation, shall not apply to the corporation.

DATED, this 25th day of August, 2001.

CERTIFIED TO BE THE BY-LAWS OF:       MISSOURI DEVELOPMENT COMPANY, INC.

/s/ Major D. Hammett II

____________________________

SECRETARY

EXHIBIT 4.01

                          INCORPORATED UNDER THE LAWS OF THE

                                   STATE OF NEVADA

CERTIFICATE

NUMBER  ______                                                 ______  SHARES

                           MISSOURI DEVELOPMENT COMPANY, INC.

                     ---------------------------------------------

THIS CORPORATION IS AUTHORIZED TO ISSUE 11,000,000 COMMON SHARES: PAR VALUE $.001 EACH

     THIS CERTIFIES THAT        is the owner of       Shares of the Common Shares, fully paid and non-assessable shares of the above Corporation transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers

----------------------------------            ---------------------------------

Major Hammett II, President                        Major Hammett II, Secretary

DATED,  ---------------

                               ASSIGNMENT or SURRENDER

     For Value Received, ______ hereby sell, assign and transfer unto

-------------------------------------------------------------------------------

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

-------------------------------------------------------------------------------

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated this ______ day of _________________, ________.

In presence of

___________________________                        ____________________________

-------------------------------------------------------------------------------

EXHIBIT 4.02

SUBSCRIPTION AGREEMENT

December ___, 2001

Missouri Development Company, Inc.

7500 College Boulevard

Suite 900

Overland Park, Kansas 66210

Ladies and Gentlemen:

The undersigned hereby applies to Missouri Development Company, Inc., a Nevada corporation (the "Corporation") to purchase ____________ shares (the "Shares") of the Corporation's common stock, par value $.001 per share (the "Common Stock") at a purchase price of $1.00 per share, or an aggregate purchase price of $__________, such purchase price and Shares to be delivered upon the execution and delivery hereof.

1.   Representations and Warranties of the Undersigned.

     The undersigned hereby represents and warrants to the Corporation as follows:

     a.   No representations or warranties have been made to the undersigned by the Corporation or any agent of the Corporation, other than as set forth herein or in the Prospectus.

     b.   The undersigned has full power and authority to make the representations referred to in this Subscription Agreement, to execute and deliver this Agreement and to purchase the Shares.

     c.   The undersigned's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the undersigned is a party or by which the undersigned is bound.

     d.   The undersigned acknowledges that this Subscription Agreement may be accepted or rejected, in whole or in part, by the Corporation in its sole discretion, and that the subscription proceeds will be returned to the undersigned upon any such rejection.

2.   Survival of Agreements, Representations and Warranties, Etc.

All agreements, representations and warranties contained herein or made in writing by or on behalf of the Corporation in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by the undersigned or on the undersigned's behalf, and the sale and purchase of the Shares and payment therefore.

3.   Miscellaneous.

This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the undersigned and the Corporation. This Subscription Agreement shall be governed by and construed under the laws of the State of Nevada (without giving effect to any conflict of laws provisions). This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

THE INDIVIDUAL INVESTOR SIGNATURE PAGE

FOR MISSOURI DEVELOPMENT COMPANY, INC. SUBSCRIPTION AGREEMENT

Date:_________________, 2001

Number of Shares	Amount of
Subscribed for:________	Subscription: $ __________

_________________________________	______________________________
Name of Individual	Social Security No.

_________________________________	______________________________
Street Address	Date of Birth

_________________________________	____________ _______________
City State Zip Code	Home Phone Business Phone

Manner in which Shares are to be held (check one):

/ / Individual Ownership	/ / Community Property
/ / Tenants-in-Common	/ / Separate Property
/ / Joint Tenant with Right	/ / Other (please specify) ___
of Survivorship

______________________________

Signature

Accepted this ___ day of __________, 2001.

MISSOURI DEVELOPMENT COMPANY, INC.

By: ___________________________

THE ENTITY SIGNATURE PAGE

FOR MISSOURI DEVELOPMENT COMPANY, INC. SUBSCRIPTION AGREEMENT

Date:_______________, 2001

Number of Shares	Amount of
Subscribed for:________	Subscription: $ ________

_________________________________	______________________________
Name of Corporation or Entity	Federal Tax Identification No.

_________________________________	______________________________
Address	State of Incorporation or
Formation

_________________________________	_____________ ______________
City State Zip Code	Phone Fax

Manner in which Shares are to be held (check one):

/ / Partnership	/ / Limited Liability Company
/ / Corporation	/ / Limited Liability Partnership
/ / Trust	/ / Other (please specify) _______

___________________________________

Signature

___________________________________

Title

Accepted this ___ day of __________, 2001.

MISSOURI DEVELOPMENT COMPANY, INC.

By: ________________________________

EXHIBIT 5.01

OPINION OF THE LAW OFFICE OF MARK A. REITER, LLC

[LETTERHEAD OF THE LAW OFFICE OF MARK A. REITER, LLC]

November 16, 2001

Board of Directors of

Missouri Development Company, Inc.

7500 College Boulevard, Suite 900

Overland Park, Kansas 66210

Ladies and Gentlemen:

My office has acted as counsel to Missouri Development Company, Inc. a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of the issuance of one hundred and twenty thousand (300,000) shares of the Company's common stock, $.001 par value per share (the "Common Stock").

This opinion is delivered to you in accordance with the requirements of Item 601(b)(5)of Regulation SB under the 1933 Act in connection with the Registration Statement on Form SB-2 including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

In rendering the opinions set forth herein, I have relied upon the Subscription Agreement, the statements of the Board of Directors of the Company relating to the issuance of the Common Stock, and such records, agreements, instruments and other documents as I have deemed relevant and necessary in connection with the opinions expressed herein.  I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or to verify the adequacy or accuracy of same.

In such review and examination, I have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to my office as originals, the legal capacity of natural persons and the conformity with original documents submitted to this office as copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon statements or certificates of officers or representatives of the Company.

Based upon the foregoing, I am of the opinion that once the Board of Directors and the stockholders of the Company have taken all necessary corporate action to approve and authorize the issuance of the Common Stock, and upon payment and delivery in accordance with the applicable subscription agreement approved by the Board of Directors, all shares of Common Stock will be legally issued, fully paid and non-assessable.

Furthermore, the opinion expressed herein is based upon a review of Nevada General Corporation Law, which includes, but is not limited to, relevant provisions in the Nevada Constitution, relevant statutory provisions and relevant reported judicial decisions interpreting those laws.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this office under the caption "Interests of Named Experts and Counsel" in the Prospectus which is part of the Registration Statement.  In giving such consent, I do not thereby admit that this office is in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Mark A. Reiter

LAW OFFICE OF MARK A. REITER, LLC

EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

CHIPMAN DEVELOPMENT, LLC - a Limited Liability Company organized under the laws of the State of Kansas.  The Registrant owns a 51% membership interest in this subsidiary.

EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Missouri Development Company, Inc. on Form SB-2 of our report dated November 28, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph which discloses doubt about the Company’s ability to continue as a going concern) on the consolidated financial statements of Missouri Development Company, Inc. appearing in the Prospectus, which is part of this Registration Statement, and we also consent to the reference to us under the heading “Interests of Named Experts and Counsel”.

/s/ PICKETT & CHANEY LLP

Lenexa, Kansas

November 28, 2001